EXHIBIT 16

Ernst & Young LLP Letterhead

October 21, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated October 21, 2004, of Sea Pines Associates, Inc. and are in agreement with the statements contained in the first sentence of the first paragraph and second, third and fifth paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP

Atlanta, Georgia
October 21, 2004